Exhibit 99.1

Ichor Holdings, Ltd. Announces First Quarter 2019 Financial Results

FREMONT, Calif., May 7, 2019–(BUSINESS WIRE)–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced first quarter 2019 financial results.

Highlights for the first quarter of 2019:

•	Revenues of $138 million;
•	Gross margin of 14.7% on a GAAP basis and 14.9% on a non-GAAP basis;
•	Net earnings of $0.07 per diluted share on a GAAP basis and $0.25 on a non-GAAP basis.

“Our first quarter results were aligned with our forecast, and performed favorably compared to industry declines in wafer fab equipment spending,” commented Tom Rohrs, Chairman and CEO of Ichor. “We continued to demonstrate the resiliency of our variable operating model, reporting continued strong profits during the current spending environment of significantly curtailed investments in the memory segment. Our modest sequential revenue decline of just 2.5% from the fourth quarter indicates that the majority of inventory corrections are behind us and that our market share gains began to contribute to our revenues early in 2019. With similar revenue levels expected in the second quarter, we continue to expect revenues to be stronger in the second half of the year, given our key customer positions supporting leading-edge technology investments as well as the incremental contribution of our market share gains increasing as we progress through the year. Ichor is well-positioned to continue delivering strong profits during this challenging business environment, while executing on our strategy to expand our market share within our served markets.”

	Q1 2019	Q4 2018	Q1 2018
	(in thousands, except per share amounts and percentages)
U.S. GAAP Financial Results:
Net sales	$137,831	$141,402	$258,029
Gross profit percent	14.7%	15.2%	16.5%
Operating income percent	2.1%	4.2%	8.0%
Net income	$1,518	$3,485	$16,721
Diluted EPS	$0.07	$0.15	$0.63

	Q1 2019	Q4 2018	Q1 2018
	(in thousands, except per share amounts and percentages)
Non-GAAP Financial Results:
Net sales	$137,831	$141,402	$258,029
Gross profit percent	14.9%	15.3%	18.3%
Operating income percent	6.4%	7.5%	13.3%
Adjusted net income	$5,551	$7,280	$27,450
Diluted EPS	$0.25	$0.32	$1.03

U.S. GAAP Financial Results Overview

For the first quarter of 2019, revenue was $137.8 million, net income was $1.5 million, and net income per diluted share (“diluted EPS”) was $0.07. This compares to revenue of $141.4 million and $258.0 million, net income of $3.5 million and $16.7 million, and diluted EPS of $0.15 and $0.63, for the fourth and first quarters of 2018, respectively.

Non-GAAP Financial Results Overview

For the first quarter of 2019, non-GAAP adjusted net income was $5.6 million and non-GAAP adjusted diluted EPS was $0.25. This compares to non-GAAP adjusted net income of $7.3 million and $27.5 million, and non-GAAP adjusted diluted EPS of $0.32 and $1.03, for the fourth and first quarters of 2018, respectively.

Second Quarter 2019 Financial Outlook

For the second quarter of 2019, we expect revenue to be in the range of $133 to $143 million. We expect GAAP diluted EPS to be in the range of $(0.03) to $0.05 and non-GAAP adjusted diluted EPS to be in the range of $0.20 to $0.26.

This outlook for non‑GAAP adjusted diluted EPS excludes known charges related to amortization of intangible assets, share‑based compensation expense, tax adjustments related to these non-GAAP adjustments, and non-recurring charges known at the time of providing this outlook. This outlook for non-GAAP adjusted diluted EPS excludes any items that are unknown at this time, such as non-recurring tax-related items or other unusual items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

We ended the first quarter of 2019 with cash of $31.6 million. The net decrease of $12.2 million from December 28, 2018 was primarily due to net payments on long-term debt of $7.4 million, capital expenditures of $4.8 million, share repurchases of $1.6 million, and cash used in operations of $0.4 million, partially offset by net proceeds from the issuance of ordinary shares under our share-based compensation plans of $2.0 million.

Our cash used in operations during the first quarter of 2019 of $0.4 million was due to net income of $1.5 million and net non-cash charges of $6.8 million, partially offset by an increase in our net operating assets and liabilities of $8.7 million. Non-cash charges primarily consist of depreciation and amortization of $5.2 million and share-based compensation of $1.3 million. The increase in our net operating assets and liabilities was primarily due to an increase in accounts receivable, net of $13.6 million and a decrease in accrued and other liabilities of $4.3 million, partially offset by a decrease in inventories of $6.9 million, a decrease in prepaid expenses and other assets of $1.4 million, and an increase in accounts payable of $0.9 million.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non-GAAP gross profit, non‑GAAP operating income, non-GAAP adjusted net income, and non-GAAP adjusted diluted EPS. These non-GAAP metrics exclude amortization of intangible assets, share-based compensation expense, non-recurring expenses including adjustments to the cost of goods sold, tax adjustments related to those non-GAAP adjustments, and non-recurring discrete tax items including tax impacts from releasing a valuation allowance related to foreign tax credits, to the extent they are present in gross profit, operating income, and net income. A table showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, is included at the end of this press release. Non-GAAP adjusted diluted EPS is defined as non-GAAP adjusted net income divided by weighted average diluted ordinary shares outstanding during the period.

Management uses non-GAAP gross profit, non-GAAP operating income, non-GAAP adjusted net income, and non-GAAP adjusted diluted EPS to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. A table presenting the reconciliation of non-GAAP adjusted net income to U.S. GAAP net income is also included at the end of this press release.

Conference Call

We will conduct a conference call to discuss our first quarter 2019 results and business outlook on May 7, 2019, at 1:30 p.m. PDT.

To listen to the conference call via the Internet, please visit the investor relations section of our web site at ir.ichorsystems.com. To listen to the conference call via telephone, please call 844‑395‑9251 (domestic) or 478‑219‑0504 (international), conference ID: 6069628.

A taped replay of the webcast will be available shortly after the call on our website or by calling 855‑859‑2056 (domestic) or 404‑537‑3406 (international), conference ID: 6069628.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers. We also manufacture certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. We are headquartered in Fremont, CA. www.ichorsystems.com.

We use a 52 or 53 week fiscal year ending on the last Friday in December. The three months ended March 29, 2019, December 28, 2018, and March 30, 2018 were all 13 weeks. References to the first quarter of 2019, the fourth quarter of 2018, and the first quarter of 2018 relate to the three month periods then ended.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding expected revenue, growth, earnings, profitability, and industry trends for the second quarter of 2019, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on management’s current expectations and assumptions regarding Ichor’s business and industry, the economy and other future conditions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including:  (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (10)  dependence on a limited number of suppliers and (11) the integration of recent acquisitions with Ichor, including the ability to retain customers, suppliers and key employees. Additional information concerning these and other factors can be found in Ichor's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the "Risk Factors" section of Ichor's Annual Report on Form 10‑K filed with the SEC on March 8, 2019, and subsequent filings with the SEC.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in Ichor’s expectations, future events or developments, or otherwise, except as required by law.

Contact:

Jeff Andreson, President and CFO 510-897-5200

Claire McAdams, IR 530-265-9899

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

(unaudited)

	March 29, 2019	December 28, 2018
Assets
Current assets:
Cash	$31,611	$43,834
Accounts receivable, net	53,897	40,287
Inventories, net	114,171	121,106
Prepaid expenses and other current assets	5,936	6,348
Total current assets	205,615	211,575
Property and equipment, net	43,945	41,740
Operating lease right-of-use assets	16,797	—
Other noncurrent assets	901	906
Deferred tax assets, net	1,363	1,363
Intangible assets, net	53,758	56,895
Goodwill	173,010	173,010
Total assets	$495,389	$485,489
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$64,691	$64,300
Accrued liabilities	7,413	9,556
Other current liabilities	4,488	5,148
Current portion of long-term debt	8,750	8,750
Current portion of lease liabilities	5,148	—
Total current liabilities	90,490	87,754
Long-term debt, less current portion, net	184,954	192,117
Lease liabilities, less current portion	12,062	—
Deferred tax liabilities	3,969	3,966
Other non-current liabilities	2,234	3,326
Total liabilities	293,709	287,163
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 22,370,129 and 22,234,508 shares outstanding, respectively; 26,807,568 and 26,574,037 shares issued, respectively)	2	2
Additional paid in capital	231,793	228,358
Treasury shares at cost (4,437,439 and 4,339,529 shares, respectively)	(91,578)	(89,979)
Retained earnings	61,463	59,945
Total shareholders’ equity	201,680	198,326
Total liabilities and shareholders’ equity	$495,389	$485,489

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 29, 2019	December 28, 2018	March 30, 2018
Net sales	$137,831	$141,402	$258,029
Cost of sales	117,608	119,953	215,430
Gross profit	20,223	21,449	42,599
Operating expenses:
Research and development	2,391	2,203	2,452
Selling, general, and administrative	11,758	9,432	15,711
Amortization of intangible assets	3,137	3,833	3,879
Total operating expenses	17,286	15,468	22,042
Operating income	2,937	5,981	20,557
Interest expense	2,768	2,627	2,504
Other expense (income), net	24	(181)	241
Income before income taxes	145	3,535	17,812
Income tax expense (benefit)	(1,373)	50	1,091
Net income	$1,518	$3,485	$16,721
Net income per share:
Basic	$0.07	$0.15	$0.64
Diluted	$0.07	$0.15	$0.63
Shares used to compute net income per share:
Basic	22,269,827	22,768,704	26,030,298
Diluted	22,536,209	23,014,317	26,734,710

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 29, 2019	March 30, 2018
Cash flows from operating activities:
Net income	$1,518	$16,721
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	5,210	5,752
Share-based compensation	1,330	3,791
Deferred income taxes	3	(127)
Amortization of debt issuance costs	212	333
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(13,610)	(26,350)
Inventories	6,935	(10,470)
Prepaid expenses and other assets	1,357	370
Accounts payable	895	8,731
Accrued liabilities	(1,994)	(974)
Other liabilities	(2,279)	1,439
Net cash used in operating activities	(423)	(784)
Cash flows from investing activities:
Capital expenditures	(4,782)	(3,668)
Net cash used in investing activities	(4,782)	(3,668)
Cash flows from financing activities:
Issuance of ordinary shares under share-based compensation plans	2,067	3,409
Employees' taxes paid upon vesting of restricted share units	(111)	—
Repurchase of ordinary shares	(1,599)	(5,000)
Debt issuance and modification costs	—	(2,092)
Borrowings on revolving credit facility	5,000	7,162
Repayments on revolving credit facility	(8,000)	—
Repayments on term loan	(4,375)	(4,535)
Net cash used in financing activities	(7,018)	(1,056)
Net decrease in cash	(12,223)	(5,508)
Cash at beginning of year	43,834	69,304
Cash at end of quarter	$31,611	$63,796
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$3,255	$1,297
Cash paid during the period for taxes	$107	$230
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$958	$834

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Adjusted Net Income

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 29, 2019	December 28, 2018	March 30, 2018
Net income	$1,518	$3,485	$16,721
Non-GAAP adjustments:
Amortization of intangible assets	3,137	3,833	3,879
Share-based compensation (1)	1,330	1,300	3,791
Other non-recurring expense, net (2)	1,351	(556)	1,439
Tax adjustments related to non-GAAP adjustments	(1,785)	(782)	(2,904)
Fair value adjustment to inventory from acquisitions (3)	—	—	4,524
Non-GAAP adjusted net income	$5,551	$7,280	$27,450
Non-GAAP adjusted diluted EPS	$0.25	$0.32	$1.03
Shares used to compute diluted EPS	22,536,209	23,014,317	26,734,710

(1)	Of the $1.3 million in total share-based compensation expense, $0.1 million and $0.1 million represent the cost of sales and research and development components, respectively.
(2)

Included in this amount for the first quarter of 2019 are (i) acquisition-related expenses, comprised primarily of a charge to expense from the extinguishment of an indemnification asset related to our acquisition of Cal‑Weld in 2017 and expense associated with a two year retention agreement between key management personnel of IAN, which we acquired in April 2018, (ii) costs incurred in connection with reorganizing our key personnel and leadership, and (iii) costs incurred with implementing a new ERP system.

Included in this amount for the fourth quarter of 2018 are (i) a gain on the extinguishment of an earn-out liability recorded in connection with our acquisition of IAN which will not be paid, (ii) acquisition-related expenses, comprised primarily of expense associated with a two year retention agreement between key management personnel of IAN, and (iii) costs incurred in connection with reorganizing our key personnel and leadership.

Included in this amount for the first quarter of 2018 are (i) separation benefits for our former CFO that became effective in January 2018 and (ii) acquisition-related expenses.

(3)

As part of our purchase price allocation for our acquisition of Talon in December 2017, we recorded acquired-inventory at fair value, resulting in a fair value step-up of $6.2 million. This amount was subsequently charged to cost of sales as acquired-inventory was sold.

ICHOR HOLDINGS, LTD.

U.S. GAAP and Non-GAAP Summary Consolidated Statements of Operations

(in thousands)

(unaudited)

	Quarter Ended
	March 29, 2019		December 28, 2018		March 30, 2018
	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP
Net sales	$137,831	$137,831	$141,402	$141,402	$258,029	$258,029
Cost of sales (1)	117,608	117,363	119,953	119,714	215,430	210,776
Gross profit	20,223	20,468	21,449	21,688	42,599	47,253
Operating expenses (2)	17,286	11,713	15,468	11,130	22,042	13,063
Operating income	2,937	8,755	5,981	10,558	20,557	34,190
Interest expense	2,768	2,768	2,627	2,627	2,504	2,504
Other expense (income), net	24	24	(181)	(181)	241	241
Income before income taxes	145	5,963	3,535	8,112	17,812	31,445
Income tax expense (benefit) (3)	(1,373)	412	50	832	1,091	3,995
Net income	$1,518	$5,551	$3,485	$7,280	$16,721	$27,450

(1)

Non-GAAP cost of sales excludes (i) share-based compensation expense (see footnote 1 on page 8), (ii) impacts from a step up in the fair value of acquired inventory in connection with our acquisition of Talon (see footnote 3 on page 8), and (iii) other net non-recurring expenses (see footnote 2 on page 8).

(2)

Non-GAAP operating expenses excludes (i) amortization of intangible assets, (ii) share-based compensation expense (see footnote 1 on page 8), an (iii) other net non-recurring expenses (see footnote 2 on page 8).

(3)	Non-GAAP income tax expense excludes the tax impacts of our non-GAAP adjustments.